STUARTS DEPARTMENT STORES, INC.

1994 MANAGEMENT CASH BONUS PLAN

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STUARTS DEPARTMENT STORES, INC.

TABLE OF CONTENTS

 Section

 Number

	I.	Purpose of Plan

	II.	Eligibility

	III.	Plan Year

	IV.	Setting of Target Bonus Percentages and Target Bonuses

	V.	Authorization Form

	VI.	Notification of Employees

	VII.	Basis for Bonus Payments

	VIII.	Setting of Goals

	IX.	Calculating the Bonus

	X.	Adjustments for Personal Performance

	XI.	Timing of Bonus Payments

	XII.	Other

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  STUARTS DEPARTMENT STORES, INC.

1994 Management Cash Bonus Plan

I.		Purpose of Plan

		The "Management Cash Bonus Plan" is designed to provide meaningful incentives for members of the senior management of Stuarts Department Stores, Inc. ("Stuarts" or the "Company") to increase profitability while efficiently managing the Company's assets. It is anticipated that a plan will be put in place annually for senior management.

II.	Eligibility

		A "Participant" shall mean each of the Company's president and its executive vice president and chief financial officer as well as any other senior executive designated by the Compensation
Committee of the Board of Directors of the Company (the
"Compensation Committee") from time to time.

		Participants who retire during the plan year and are aged 62 or older on the date of retirement and estates of Participants who die during the plan year will be paid bonuses (if earned) at the same time that all other Participants receive their bonuses after the end of the plan year.

III.	Plan Year

		The plan year shall mean the fiscal year of the Company which, as of the effective date of this plan, is the twelve-month period ending on the Saturday in January or February of a calendar year which falls closest to January 31 of such calendar year.

IV.	Setting of Target Bonus Percentages and Target Bonuses

		The "Target Bonus" for each Participant shall mean the bonus calculated by multiplying the Participant's aggregate base-salary received during the year by a "Target Bonus
Percentage" set at the beginning of the plan year for all Participants by the Compensation Committee. The maximum Target
Bonus Percentage will be set at 50% and may be revised downward by the Compensation Committee in respect of any plan year.

		A Participant's Target Bonus always will be based on the aggregate base-salary received during the year, not on the base-salary level at any particular point during the year (i.e., when calculating bonuses for Participants who

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received salary increases during the year, for Participants who are hired during the year or for Participants who retire or die during the year).

V.	Authorization Form

		Attached hereto as Exhibit A is the "Authorization Form" which shall be used by the Compensation Committee at the beginning of each plan year when designating Participants, Target Bonus
Percentages and Pre-Bonus Operating Profit Targets (defined in
Section VIII below).

	VI.	Notification of Employees

		Attached hereto as Exhibit B is the form of memorandum which shall be used at the beginning of each plan year to inform employees of their participation in the Plan and their Target
Bonus Percentages and Target Bonuses.

VII.	Basis for Bonus Payments

		After the end of the plan year, when financial results for the year are available, a calculation will be made to determine the percentage of the Target Bonus that will be paid to each Participant.

		The percentage of the Target Bonus earned by each Participant will depend on the following:

		(1)	how well the Company performed relative to the Pre-Bonus
Operating Profit Target; and

		(2)	if 100% of the Target Bonus would not be payable based
upon the Company's performance, the Participant's Personal
Performance.

		All bonuses will be subject to the review and approval of the Board of Directors of the Company.

VIII.	Setting of Goals

		The "Pre-Bonus Operating Profit Target" will be set at the beginning of the plan year and will equal the Company's budgeted consolidated earnings before interest, income taxes, depreciation and amortization, as approved by the Board of Directors of the Company.

		The Pre-Bonus Operating Profit Target will not be revised during the plan year, except in cases where an acquisition or divestiture of a business completed during the plan year materially affects reported operating results during the plan year (including, without limitation, the closing or opening of one or more stores) or there shall have occurred another transaction, which in the opinion of the Board of Directors of the Company, fundamentally affects the business of the Company during the plan year.

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IX.	Calculating the Bonus

		For each Participant, the percentage of the Target Bonus earned, before giving effect to adjustments for Personal
Performance, will be calculated by multiplying the Target Bonus by the percentage in the column on the right below, opposite the percentage of the Pre-Bonus Operating Profit Target which was attained by the Company.

			Percentage	Percentage of Target

			of Pre-Bonus	    Bonus Earned

			Operating Profit	(Before Adjusting for

			Target Attained	Personal Performance)



	less than 75.00%	       None

	 75.00 -  84.99%		   11.11%

	 85.00 -  94.99%		   22.22%

	 95.00 - 104.99%		   33.33%

	105.00 - 114.99%		   40.00%

	115.00 - 124.99%		   46.67%

	125.00 - 134.99%		   53.33%

	135.00 - 144.99%		   60.00%

	145.00 - 154.99%		   66.67%

	155.00 - 164.99%		   73.33%

	165.00 - 174.99%		   80.00%

	175.00 - 184.99%		   86.67%

	185.00 - 194.99%		   93.33%

	195.00% or more		  100.00% (maximum)

	The percentage of Target Bonus earned, before giving effect to adjustments for Personal Performance, must be in the increments shown on the above chart. For example, if the Company attained
103% of the Pre-Bonus Operating Profit Target, the percentage used for each Participant would be 33.33% (not 30% or 35%). The percentages of the Target Bonus earned are "stepped," not linear. No bonuses will be earned by any Participants if less than 75% of the Pre-Bonus Operating Profit Target is attained.
The maximum bonus payable cannot exceed 100% of the Target Bonus.

X.	Adjustments for Personal Performance

	In the event that less than 33.33% of the Target Bonus is earned, the difference between the amount of the Target Bonus earned, if any, and 33.33% of the Target Bonus or such portion of such difference, if any, that the Compensation Committee shall deem appropriate, will be available, at the sole discretion of the Compensation Committee, to increase the amount of the bonus payable to a Participant based upon an evaluation of the Participant's "Personal Performance" relative to that Participant's personal job objectives for the plan year as determined by the Compensation Committee. In

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no event can this subjective portion of a Participant's bonus cause the Participant's bonus to exceed 33.33% of the Target
Bonus.

XI.	Timing of Bonus Payments

	All bonus payments will be made as soon as practicable after the end of the plan year. Before any bonus payments can be paid, (1) necessary accounting and audit work must be completed so that all bonus calculations can be made and (2) the bonus must be approved by a vote of the Board of Directors of the Company.

	It is anticipated that bonuses will be paid within 90 days after end of the plan year.

XII.	Other

	Bonuses will be subject to income and employment tax withholding to the extent required by applicable law.

	Bonuses and the right to receive bonuses cannot be pledged, assigned or alienated, voluntarily or involuntarily, by any Participant.

	The Management Cash Bonus Plan and any bonuses granted under the Management Cash Bonus Plan shall not confer on any Participant any right with respect to the continuance of employment by the Company, nor shall they interfere in any way with the right of the Company to terminate a Participant's employment at any time.

	The Management Cash Bonus Plan may be revised, modified or terminated in any way, for any reason and at any time at the sole discretion of the Board of Directors of the Company by vote of a majority of the Board at any regular or special meeting of the Board; provided however, that no such revision, modification or termination shall impair the right of any Participant to receive bonus payments which otherwise would have been earned in respect of the period beginning at the commencement of the plan year and ending at the time of such revision, modification or termination.

Effective Date:  January 30, 1994 (for fiscal 1995)

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